                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                MATRIXONE, INC.

              (Incorporated July 19, 1983 as Adra Systems, Inc.)

     I, Mark F. O'Connell, President and Chief Executive Officer of MatrixOne, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that the Certificate of Incorporation of MatrixOne, Inc., as amended, has been amended and restated, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and, as amended and restated, is set forth in its entirety as follows:

     FIRST.  The name of the Corporation is MatrixOne, Inc.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The maximum number of shares which the Corporation is authorized to issue is 46,551,367 shares, 40,000,000 of which are classified and designated as Common Stock, $.01 par value per share (the "Common Stock"), 615,000 of which are designated as Class A Convertible Preferred Stock, $1.00 par value per share (the "Class A Preferred Stock"), 491,800 of which are designated as Class B Convertible Preferred Stock, $1.00 par value per share (the "Class B Preferred Stock"), 1,195,000 of which are designated as Class C Convertible Preferred Stock, $1.00 par value per share (the "Class C Preferred Stock"), 682,900 of which are designated as Class D Convertible Preferred Stock, $1.00 par value per share (the "Class D Preferred Stock"), 166,667 of which are designated as Class E Convertible Preferred Stock, $1.00 par value per share (the "Class E Preferred Stock"), 400,000 of which are designated as Class F Convertible Preferred Stock, $1.00 par value per share (the "Class F Preferred Stock")

(the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class E Preferred Stock and the Class F Preferred Stock being hereinafter sometimes collectively referred to as the "Preferred Stock"), 2,000,000 of which are designated as Class G Convertible Preferred Stock, $1.00 par value per share (the "Class G Preferred Stock"), 750,000 of which are designated as Class H Convertible Preferred Stock, $1.00 par value per share (the "Class H Preferred Stock") and 250,000 of which are undesignated preferred stock (the "Undesignated Preferred Stock"), $1.00 par value per share.

     The Undesignated Preferred Stock may be issued in one or more classes or series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each class or series shall be so designated as to distinguish the shares thereof from the shares of all other classes and series. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different classes or series of Undesignated Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Undesignated Preferred Stock in one or more classes or series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such class or series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to provide that the shares of each such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such class or series or shares of any other class or series of Undesignated Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

     A description of the voting, dividend, liquidation and conversion rights of the different classes of the Corporation's stock is set forth below.

     A.   Voting Rights
          -------------

          (i)   Except as otherwise provided in subparagraphs (ii) through
(viii) of this Paragraph A, subparagraphs (i) and (iii) of Paragraph C, Paragraph E Section 12 and Paragraph F Section 12 of this Amended and Restated Certificate of Incorporation of the Corporation or by law, the Common Stock, the Class A Preferred Stock, the Class B Preferred Stock, Class C Preferred Stock, the Class D Preferred Stock, the Class E Preferred Stock, the Class F Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock shall vote together as one class, with the holder of each share of Common Stock being entitled to one vote in respect of such share of Common Stock and the holder of each share of such Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock, Class F Preferred Stock, Class G Preferred Stock and the Class H Preferred Stock being entitled to the number of votes equal to the number of shares of Common Stock into which such share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock, Class F Preferred Stock, Class G Preferred Stock and Class H Preferred Stock could then be converted as of the record date for such vote or, if no record date is specified, as of the date of such vote.

          (ii) So long as there are at least 120,000 shares of Class A Preferred Stock outstanding, no amendment of the Certificate of Incorporation adversely affecting the voting, dividend, liquidation or conversion rights of the Class A Preferred Stock shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the outstanding shares of the Class A Preferred Stock, voting separately as a class.

          (iii) So long as there are at least 120,000 shares of Class B Preferred Stock outstanding, no amendment of the Certificate of Incorporation adversely affecting the voting, dividend, liquidation or conversion rights of the Class B Preferred Stock shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the outstanding shares of the Class B Preferred Stock, voting separately as a class.

          (iv) So long as there are at least 120,000 shares of Class C Preferred Stock outstanding, no amendment of the Certificate of Incorporation adversely affecting the voting, dividend, liquidation or conversion rights of the Class C Preferred Stock shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the outstanding shares of the Class C Preferred Stock, voting separately as a class.

          (v) So long as there are at least 120,000 shares of Class D Preferred Stock outstanding, no amendment of the Certificate of Incorporation adversely affecting the voting, dividend, liquidation or conversion rights of the Class D Preferred Stock shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the outstanding shares of the Class D Preferred Stock, voting separately as a class.

          (vi) So long as there are at least 40,000 shares of Class E Preferred Stock outstanding, no amendment of the Certificate of Incorporation adversely affecting the voting, dividend, liquidation or conversion rights of the Class E Preferred Stock shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the outstanding shares of the Class E Preferred Stock, voting separately as a class.

          (vii) So long as there are at least 120,000 shares of Class F Preferred Stock outstanding, no amendment of the Certificate of Incorporation adversely affecting the voting, dividend, liquidation or conversion rights of the Class F Preferred Stock shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the outstanding shares of the Class F Preferred Stock, voting separately as a class.

          (viii) So long as there are at least 120,000 shares of Preferred Stock outstanding, no merger, consolidation or sale of substantially all of the assets of the Corporation shall be valid or effective without the previous affirmative authorization by vote or written consent of the record holders of a majority of the then outstanding shares of the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock and Class F Preferred Stock, voting together as a single class.

          (ix)   Except with respect to the matters described in subparagraphs
(ii) through (viii) of this Paragraph A, subparagraphs (i) and (iii) of Paragraph C, in Paragraph E Section 12 and Paragraph F Section 12, no action submitted to a vote of the stockholders of the Corporation shall be valid or effective without the affirmative vote of the record holders of two-thirds of the outstanding shares of Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock and Class F Preferred Stock, voting together as a single class.

     B.   Dividend Rights
          ---------------

          (i) So long as shares of Preferred Stock shall be outstanding, no dividends or distributions, whether in partial liquidation, as capital distributions or otherwise, shall be paid to the holders of shares of Common Stock, except out of the net earnings of the Corporation and except to the extent reflected in its earned surplus as reflected on its books for financial accounting purposes.

          (ii) The holders of shares of Preferred Stock shall participate equally, share for share, in all dividends and distributions (except as provided in Paragraph C) if and when declared by the Board of Directors, except that the holder of each share of Preferred Stock shall be entitled to receive dividends and distributions in the amount payable in respect of the number of shares of Common Stock into which such Preferred Stock is then convertible. Notwithstanding the foregoing, no dividends payable in shares of Common Stock shall be paid to holders of Preferred Stock.

     C.   Liquidation Preference; Merger and Consolidation
          ------------------------------------------------

          (i) Notice of any voluntary or involuntary liquidation, dissolution or winding up (each of which is hereinafter referred to as "Liquidation") of the Corporation shall be given to the holders of Preferred Stock at least 30 days prior to the date of the Liquidation unless waived by a vote or written consent of at least two-thirds of the Preferred Stock, voting together as a single class. In the event of any Liquidation of the Corporation, then, before any distribution or payment shall be made to or set apart for the holders of the Common Stock but after distribution or payment shall be made to or set apart for the holders of the Class H Preferred Stock as set forth in Paragraph F Section 1 below and the Class G Preferred Stock as set forth in Paragraph E Section 1 below, holders of Preferred Stock shall be entitled to receive the following respective amounts per share:

                                   Payment
     Class                         Per Share
     -----                         ---------
Class A Preferred Stock            $4.878 (the "Class A Liquidation Preference")

Class B Preferred Stock            $7.32 (the "Class B Liquidation Preference")

Class C Preferred Stock            $6.20 (the "Class C Liquidation Preference")

Class D Preferred Stock            $9.00 (the "Class D Liquidation Preference")

Class E Preferred Stock            $9.00 (the "Class E Liquidation Preference")

Class F Preferred Stock            $10.00 (the "Class F Liquidation Preference")

(The Class A Liquidation Preference, the Class B Liquidation Preference, the Class C Liquidation Preference, the Class D Liquidation Preference, the Class E Liquidation Preference and the Class F Liquidation Preference are each referred to herein as a "Liquidation Preference".) If upon the occurrence of a Liquidation, the assets to be thus distributed between and among the holders of the Class A Preferred Stock, the holders of the Class B Preferred Stock, the holders of the Class C Preferred Stock, the holders of the Class D Preferred Stock, the holders of the Class E Preferred Stock and the holders of Class F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid amounts, then each issued and outstanding share of Class A Preferred Stock shall entitle the holder thereof to an equal proportion, as among the holders of Class A Preferred Stock, of the assets to be distributed, each issued and outstanding share of Class B Preferred Stock shall entitle the owner thereof to an equal proportion, as among the holders of the Class B Preferred Stock, of the assets to be distributed, each issued and outstanding share of Class C Preferred Stock shall entitle the owner thereof to an equal proportion, as among the holders of the Class C Preferred Stock, of the assets to be distributed, each issued and outstanding share of Class D Preferred Stock shall entitle the owner thereof to an equal proportion, as among the holders of the Class D Preferred Stock, of the assets to be distributed, each issued and outstanding share of Class E Preferred Stock shall entitle the owner thereof to an equal proportion, as among the holders of the Class E Preferred Stock and each issued and outstanding share of Class F Preferred Stock shall entitle the owner thereof to an equal proportion, as among the holders of the Class F Preferred Stock, of the assets to be distributed; provided, however, that the holders of the Class A Preferred Stock as a class, the holders of the Class B Preferred Stock as a class, the holders of the Class C Preferred Stock as a class, the holders of the Class D Preferred Stock as a class, the holders of the Class E Preferred Stock as a class and the holders of the Class F Preferred Stock as a class, shall share ratably in any such distribution of assets according to the respective amounts which would be payable with respect to the shares of each class held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; and the holders of the Common Stock shall in no event be entitled to participate in any such distribution in respect of their shares of Common Stock.

          (ii) In the event of any Liquidation of the Corporation, if the assets of the Corporation available for distribution to shareholders exceed the aggregate amount of the Liquidation Preferences with respect to all shares of Preferred Stock outstanding, any remaining assets of the Corporation shall be distributed pro rata to the holders of Common Stock.

          (iii) In the event of any merger or consolidation of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, each holder of the Preferred Stock shall be entitled, at his option, to require that the Corporation repurchase all or a part of his shares of Preferred Stock, as herein provided. Unless waived by vote or written consent of at least two-thirds of the Preferred Stock, voting together as a single class, the Corporation shall notify each holder of Preferred Stock, in writing at least 30 days prior to the record date established for any merger or consolidation of the Corporation, of the identity of the other entity into which or with which the Corporation is proposed to be merged or consolidated and the proposed terms and conditions of the merger or consolidation. Each holder of Preferred Stock shall have the right, by written notice given at any time within 15 days after receipt of the notice described in the immediately preceding sentence, or within such shorter period as two-thirds of the Preferred Stock voting together as a single class shall determine if such notice is waived, to elect to have its Preferred Stock repurchased, in which event the Corporation will, upon the effective time of such merger or consolidation, repurchase or cause the repurchase of all of the shares of Preferred Stock then issued, outstanding and held of record by such holder of the Preferred Stock which such holder has elected to have repurchased, and such merger or consolidation shall not be effective until such repurchase has been consummated. The purchase price per share to be paid by the Corporation upon the repurchase of such shares of Preferred Stock shall be equal to the Liquidation Preference which would have been payable to the holders of Preferred Stock pursuant to subparagraph (i) of this Paragraph C with respect to such shares (assuming that the Corporation had no other indebtedness and had sufficient assets to pay the Liquidation Preference in full) had the Corporation been liquidated on the date of repurchase.

          (iv) The respective Liquidation Preference of each class of Preferred Stock shall be subject to equitable adjustment whenever there shall occur a subdivision, combination, reclassification or other similar event involving the Preferred Stock.

     D.   Conversion Rights
          -----------------

          (i) The rights and obligations of the holders of the Preferred Stock to convert such shares into Common Stock of the Corporation shall be as follows:

               (a) The shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock and Class F Preferred Stock shall be convertible at the option of the respective holders thereof, at any time, at the office of the Corporation into fully paid and nonassessable shares of Common Stock of the Corporation at the rate (subject to adjustment as provided in subparagraph (i)(d) of this Paragraph D, and such rate, as so adjusted, to be herein referred to as the "Conversion Rate") of one share of Common Stock for each share of such Preferred Stock so converted.

               (b) All shares of the Preferred Stock shall be deemed to be converted automatically into fully paid and nonassessable shares of Common Stock at the applicable Conversion Rate, on the date of the closing of a firm commitment underwritten public offering of the Common Stock of the Corporation registered under the Securities Act of 1933, as amended, provided, such offering yields aggregate gross proceeds of at least $7,500,000 and the offering price (or the actual sale price, if different from the offering price) for shares of the Corporation's Common Stock sold in such offering is not less than $15.50 per share (as adjusted for any subdivision, combination or reclassification of, or the paying of any stock dividend in, shares of Common Stock subsequent to August 15, 1988). For purposes of the preceding sentence the aggregate gross proceeds of an offering shall be determined by multiplying the number of shares sold in such offering by the offering price (or the actual sale price, if different from the offering price).

          (c) Before any holder of shares of Preferred Stock shall be entitled pursuant to subparagraph (i)(a) of this Paragraph D to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor at the office of the Corporation, and shall give written notice to the Corporation at said office that he elects to convert the same and shall state in such notice the name or names (his own and/or one or more nominees) in which he wishes the certificate or certificates for shares of Common Stock to be registered. The Corporation will, as soon as practicable thereafter, issue and deliver at said office to the person for whose account such surrender of the shares of Preferred Stock was made or to his nominee or nominees certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid together with the cash payment to be made in respect of any fraction of a share as herein provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date. In the event of any conversion of shares of Preferred Stock pursuant to subparagraph
(i)(b) of this Paragraph D, the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the date of the closing therein described.

          (d) If at any time the Corporation shall change by subdivision or combination or by the paying of a stock dividend the number of shares of Common Stock then outstanding into a different number of shares (hereinafter referred to as "New Shares"), any holder of shares of Preferred Stock, upon conversion thereof shall be entitled to receive, in lieu of the number of shares of Common Stock to which he would have been entitled upon conversion immediately prior to such change, the New Shares into which such number of shares of Common Stock would have been changed if the conversion of such shares of Preferred Stock had been effected prior to such change into New Shares, and the Conversion Rate shall be adjusted accordingly.

          (e) Upon each adjustment referred to in subparagraph (i)(d) of this Paragraph D, the Corporation shall forthwith give written notice thereof to each affected holder of shares of Preferred Stock in the form of a certificate executed by its president or treasurer, stating the new number of shares so receivable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (f) The shares of Common Stock issued by the Corporation from time to time upon the conversion of any shares of Preferred Stock shall be deemed fully paid and not liable to any further call or assessment thereon.

          (g) All shares of Preferred Stock so converted shall be retired and shall not be reissued.

          (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Preferred Stock from time to time outstanding.

          (i) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any of the shares of Preferred Stock. If any such conversion results in a fraction, an amount equal to such fraction multiplied by an amount determined by the Board of Directors of the Corporation to be the fair market value of such stock shall be paid to such holder in cash by the Corporation.

          (ii) The Corporation shall pay all taxes and other charges arising in respect of the issuance of Common Stock upon any conversion under subparagraph
(i) of this Paragraph D.


     E.   Class G Convertible Preferred Stock
          -----------------------------------

          Section 1.  Liquidation.
          ----------  -----------

               Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), subject to the rights of the Class H Preferred Stock in Section 1 of Paragraph F, each holder of Class G Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Class G Liquidation Value of all shares of Class G Preferred Stock (each, a "Class G Share") held by such holder (plus all accrued and unpaid dividends thereon, if any), and the holders of Class G Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class G Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 1 of Paragraph E, then subject to the rights of the Class H Preferred Stock in Section 1 of Paragraph F, the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Class G Preferred Stock based upon the aggregate Class G Liquidation Value (plus all accrued and unpaid dividends, if any) of the Class G Preferred Stock held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class G Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class G Share and each share of Class H Preferred Stock and Junior Securities in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 1.

     Section 2.  Priority of Class G Preferred Stock on Redemptions.
     ----------  --------------------------------------------------

     So long as any Class G Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class G Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, if at the time of or immediately after any such redemption, purchase or acquisition the Corporation has failed to make any redemption of the Class G Preferred Stock required hereunder.

     Section 3.  Redemptions.
     ----------  -----------

     3A.  Optional Redemption.  On October 1, 2002 ("Optional Redemption Date")
          --------------------
and with the affirmative vote of the holders of a majority of the Class G Preferred Stock, the Corporation shall redeem 50% of the then outstanding Class G Preferred Stock at a price per share equal to the Class G Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any) pro rata among the holders thereof based upon the aggregate Class G Liquidation Value (plus all accrued and unpaid dividends thereon, if any) of the Class G Preferred Stock held by each such holder.

     3B.  Scheduled Redemption.  On October 1, 2003 ("Scheduled Redemption
          --------------------
Date") and with the affirmative vote of the holders of a majority of the Class G Preferred Stock, the Corporation shall redeem 100% of the then outstanding Class G Preferred Stock at a price per share equal to the Class G Liquidation Value thereof (plus accrued and unpaid dividends thereon, if any) pro rata among the holders thereof based upon the aggregate Class G Liquidation Value (plus all accrued and unpaid dividends thereon, if any) of the Class G Preferred Stock held by each such holder.

     3C.  Redemption Payments.  For each Class G Share which is to be redeemed
          -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class G Share) an amount in immediately available funds equal to the Class G Liquidation Value of such Class G Share (plus all accrued and unpaid dividends thereon, if any). If the funds of the Corporation legally available for redemption of Class G Shares on any Redemption Date are insufficient to redeem the total number of Class G Shares to be redeemed on such date, subject to the rights of the Class H Preferred Stock, those funds which are legally available shall be used to redeem the maximum possible number of Class G Shares pro rata among the holders of the Class G Shares to be redeemed based upon the aggregate Class G Liquidation Value of such Class G Shares held by each such holder (plus all accrued and unpaid dividends thereon, if any). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class G Shares, subject to the rights of the Class H Preferred Stock, such funds shall be used at the end of the next succeeding fiscal quarter to redeem the balance of the Class G Shares or such portion thereof for which funds are then legally available which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     3D.  Notice of Redemption.  Except as otherwise provided herein, the
          --------------------
Corporation shall mail written notice of each redemption of any Class G Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Class G Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Class G Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class G Shares shall be issued to the holder thereof without cost to such holder upon the later of five business days after (i) the Redemption Date or (ii) the surrender by the holder of the certificate representing the redeemed Class G Shares.

     3E.  Determination of the Number of Each Holder's Class G Shares to be
          -----------------------------------------------------------------
Redeemed.  The number of Class G Shares of Class G Preferred Stock to be
--------
redeemed from each holder thereof in redemptions hereunder shall be the number of Class G Shares determined by multiplying the total number of Class G Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class G Shares then held by such holder and the denominator of which shall be the total number of Class G Shares then outstanding.

     3F.  Rights After Redemption Date.  No Class G Share shall be entitled to
          ----------------------------
any dividends accruing after the Redemption Date on which the Class G Liquidation Value of such Class G Share (plus all accrued and unpaid dividends thereon, if any) is obligated to be paid to the holder of such Class G Share by the Corporation. On such date, all rights of the holder of such Class G Share shall cease, and such Class G Share shall no longer be deemed to be issued and outstanding.

     3G.  Redeemed or Otherwise Acquired Class G Shares.  Any Class G Shares
          ---------------------------------------------
which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     3H.  Other Redemptions or Acquisitions.  The Corporation shall not, nor
          ---------------------------------
shall it permit any Subsidiary to, redeem or otherwise acquire any Class G Shares of Class G Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Class G Preferred Stock on the basis of the number of Class G Shares owned by each such holder.

     3I.  Special Redemptions.
          -------------------

     (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class G Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class G Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class G Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Class G Preferred Stock owned by such holder or holders at a price per Class G Share equal to the Class G Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Class G Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class G Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated subject to the rights of the Class H Preferred Stock, to redeem the aggregate number of Class G Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s); provided, however, that if any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class G Preferred Stock may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

     If the funds of the Corporation legally available for redemption of Class G Shares are insufficient to redeem the total number of Class G Shares to be redeemed, subject to the rights of the Class H Preferred Stock, those funds which are legally available shall be used to redeem the maximum possible number of Class G Shares pro rata among the holders of the Class G Shares to be redeemed based upon the aggregate Class G Liquidation Value of such Class G Shares held by each such holder (plus all accrued and unpaid dividends thereon, if any). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class G Shares, subject to the rights of the Class H Preferred Stock, such funds shall be used at the end of the next succeeding fiscal quarter to redeem the balance of the Class G Shares or such portion thereof for which funds are then legally available which the Corporation has become obligated to redeem but which it has not redeemed.

     The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than Persons who own individually, on a fully diluted basis, at least 10% of the Common Stock as of the date immediately prior to or as of the date of the Purchase Agreement, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class G Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class G Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class G Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Class G Preferred Stock owned by such holder or holders at a price per Class G Share equal to the Class G Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class G Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class G Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated subject to the rights of the Class H Preferred Stock, to redeem the aggregate number of Class G Shares specified therein upon the consummation of such Fundamental Change; provided, however, that if any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class G Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     If the funds of the Corporation legally available for redemption of Class G Shares are insufficient to redeem the total number of Class G Shares to be redeemed, subject to the rights of the Class H Preferred Stock, those funds which are legally available shall be used to redeem the maximum possible number of Class G Shares pro rata among the holders of the Class G Shares to be redeemed based upon the aggregate Class G Liquidation Value of such Class G Shares held by each such holder (plus all accrued and unpaid dividends thereon, if any). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class G Shares, subject to the rights of the Class H Preferred Stock, such funds shall be used at the end of the next succeeding fiscal quarter to redeem the balance of the Class G Shares or such portion thereof for which funds are then legally available which the Corporation has become obligated to redeem but which it has not redeemed.

     The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving Corporation, the terms of the

Class G Preferred Stock are not changed and the Class G Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     (iii) Redemptions made pursuant to this paragraph 3I shall not relieve the Corporation of its obligation to redeem Class G Preferred Stock on the Optional and Scheduled Redemption Dates pursuant to paragraphs 3A and 3B above.

     Section 4.  Voting Rights.  The holders of the Class G Preferred Stock
     ---------   -------------
shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, the Preferred Stock and the Class H Preferred Stock voting together as a single class with each Class G Share of Class G Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Class G Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     Section 5.  Conversion.
     ---------   ----------

     5A.   Conversion Procedure.
           --------------------

     (i) At any time and from time to time, any holder of Class G Preferred Stock may convert all or any portion of the Class G Preferred Stock (including any fraction of a Class G Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Class G Shares to be converted by $5.80 and dividing the result by the Class G Conversion Price then in effect.

     (ii) Except as otherwise provided herein, each conversion of Class G Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class G Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Class G Shares converted as a holder of Class G Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (iii) The conversion rights of any Class G Share subject to redemption hereunder shall terminate on the Redemption Date for such Class G Share unless the Corporation has failed to pay to the holder thereof the Class G Liquidation Value of such Class G Share (plus all accrued and unpaid dividends thereon, if any); provided, however, upon such payment by the Corporation at any time thereafter the conversion rights of any share redeemed shall terminate.

          (iv) Notwithstanding any other provision hereof, if a conversion of Class G Preferred Stock is to be made in connection with a public offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class G Shares of Class G Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                 (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                 (b) payment in an amount equal to all accrued dividends, if any, with respect to each Class G Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                 (c) a certificate representing any Class G Shares of Class G Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Class G Preferred Stock shall be made without charge to the holders of such Class G Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Class G Share of Class G Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (vii) The Corporation shall not close its books against the transfer of Class G Preferred Stock or of Conversion Stock issued or issuable upon conversion of Class G Preferred Stock in any manner which interferes with the timely conversion of Class G Preferred Stock, except as may otherwise be required to comply with applicable securities laws. The Corporation shall assist and cooperate with any holder of Class G Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class G Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class G Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class G Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class G Preferred Stock.

          (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class G Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          (x) If the shares of Conversion Stock issuable by reason of conversion of Class G Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Class G Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

          5B.  Class G Conversion Price.
               ------------------------

          (i) The Class G Initial Conversion Price shall be $5.80 (such price as last adjusted pursuant to the terms hereof, the "Class G Conversion Price"). In order to prevent dilution of the conversion rights granted under this Section 5, the Class G Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 5B.

          (ii) If and whenever on or after the original date of issuance of the Class G Preferred Stock the Corporation issues or sells, or in accordance with paragraph 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Class G Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale (x) the Class G Conversion Price shall be reduced to the Class G Conversion Price determined by dividing (a) the sum of
(1) the product derived by multiplying the Class G Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by
(b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale and (y) the number of shares of Common Stock to be received upon conversion shall be increased accordingly.

     (iii) Notwithstanding the foregoing, there shall be no adjustment in the Class G Conversion Price as a result of any issue or sale (or deemed issue or sale) of (i) any shares of Common Stock upon the conversion of any shares of Junior Preferred or the Class H Preferred Stock; (ii) up to an aggregate of 4,000,000 shares of Common Stock to employees of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Class G Preferred Stock); and (iii) any shares of Common Stock upon the exercise of any warrants outstanding as of the date of the Purchase Agreement.

     5C.    Effect on Class G Conversion Price of Certain Events. For purposes
            ----------------------------------------------------
of determining the adjusted Class G Conversion Price under paragraph 5B, the following shall be applicable:

     (i)    Issuance of Rights or Options. If the Corporation in any manner
            -----------------------------
grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Class G Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Class G Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii)   Issuance of Convertible Securities. If the Corporation in any manner
            ----------------------------------
issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Class G Conversion Price in effect immediately prior to the time of such issue or sale then the maximum number of shares of

Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Class G Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Class G Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Class G Conversion Price shall be made by reason of such issue or sale.

     (iii)  Change in Option Price or Conversion Rate.  If the purchase price
            -----------------------------------------
provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Class G Conversion Price in effect at the time of such change shall be immediately adjusted to the Class G Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Class G Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Class G Preferred Stock. For purposes of paragraph 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Class G Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

     (iv)   Treatment of Expired Options and Unexercised Convertible Securities.
            -------------------------------------------------------------------
Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Class G Conversion Price then in effect hereunder shall be adjusted immediately to the Class G Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Class G Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Class G Preferred Stock. For purposes of paragraph 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Class G Preferred Stock shall not cause the Class G Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Class G Preferred Stock.

     (v)    Calculation of Consideration Received. If any Common Stock, Option
            -------------------------------------
or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Corporation's Board of Directors in good faith, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Class G Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Class G Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne jointly by the Corporation and the holders of the outstanding Class G Preferred Stock.

     (vi)   Integrated Transactions.  In case any Option is issued in connection
            -----------------------
with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

     (vii)  Treasury Class G Shares.  The number of shares of Common Stock
            -----------------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (viii) Record Date.  If the Corporation takes a record of the holders of
            -----------
Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (ix) Stock Dividends.  In case the Corporation shall declare a dividend or
          ---------------
make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or in Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

     5D.  Subdivision or Combination of Common Stock.  If the Corporation at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a greater number of shares, the Class G Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) outstanding shares of Common Stock into a smaller number of shares, the Class G Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5E.  Reorganization, Reclassification, Consolidation, Merger or Sale.  Any
          ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class G Preferred Stock then outstanding) to insure that each of the holders of Class G Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class G Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class G Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class G Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 6 and 7 of this Paragraph E hereof shall thereafter be applicable to the Class G Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Class G Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class G Preferred Stock, if the value so reflected is less than the Class G Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event of the issuance of stock in connection with an acquisition, the Board of Directors shall, in good faith, determine the price per share of the shares issued. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Class G Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     5F.    Special Adjustment to the Conversion Price.  If the Adra Business is
            ------------------------------------------
not sold by January 2, 1999, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the initial Conversion Price as set forth in paragraph 5B(i) by 81.22% and then adjusting the result thereof by all adjustments which would have been required after the initial issuance of the Class G Preferred if the initial Conversion Price had been equal to such result so that the effect is to retroactively change the initial Conversion Price. If the sale of the Adra Business is sold by such date but produces Net Cash Proceeds above or below $8 million, the Conversion Price of the Class G Preferred will be adjusted to the Conversion Price determined by multiplying the initial Conversion Price as set forth in paragraph 5B(i) by a fraction the numerator of which is the sum of (a) $34,600,000 plus (b) the actual Net Cash Proceeds from the sale of the Adra Business and the denominator of which is $42,600,000, and then adjusting the result thereof by all adjustments which would have been required after the initial issuance of Class G Preferred if the initial Conversion Price had been equal to such result so that the effect is to retroactively change the initial Conversion Price. In the event that the Adra Business is sold by January 2, 1999 and there is a public offering in connection with which there exists a Public Offering Adjustment Amount then the Conversion Price of the Class G Preferred shall be adjusted pursuant to the calculation in the immediately preceding sentence after giving effect to the reduction in the Net Cash Proceeds by the Public Offering Adjustment Amount.

     5G.    Certain Events.  If any event occurs of the type contemplated by the
            --------------
provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Class G Conversion Price so as to protect the rights of the holders of Class G Preferred Stock; provided that no such adjustment shall increase the Class G Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Class G Share of Class G Preferred Stock.

     5H.    Notices.
            -------

     (i) Immediately upon any adjustment of the Class G Conversion Price, the Corporation shall give written notice thereof to all holders of Class G Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (ii) The Corporation shall give written notice to all holders of Class G Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iii) The Corporation shall also give written notice to the holders of Class G Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

     5I.  Mandatory Conversion.  If at any time the Corporation shall effect a
          --------------------
firm commitment underwritten public offering of shares of Common Stock (a "Public Offering") in which the price paid for each such share by the public shall be at least equal to 3.0 multiplied by the Class G Initial Conversion Price (as appropriately adjusted to reflect any event described in Section 5D that may have occurred), then effective upon the closing of the sale of such shares by the Corporation pursuant to such Public Offering, all outstanding Class G Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 5I. Holders of shares of Class G Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with all accrued dividends, if any, with respect to each Class G Share converted which have not been paid prior thereto, and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 5A(ix). Until such time as a holder of shares of Class G Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

     Section 6.  Dividends.
     ---------   ---------

     6A.  Liquidating Dividends.  If the Corporation declares or pays a dividend
          ---------------------
upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Class G Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Class G Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     6B.  No Cumulative Dividends.  Unless and until declared by the Board of
          -----------------------
Directors of the Corporation, the Class G Preferred Stock shall not be entitled to any cumulative or accruing dividends of any nature.

     Section 7.  Purchase Rights.
     ---------   ---------------

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Class G Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Class G Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 8.  Events of Noncompliance.
     ---------   -----------------------

     8A     Definition.  An Event of Noncompliance shall have occurred if:
            ----------

     (i) the Corporation fails to make any redemption payment with respect to the Class G Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

     (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement or with charter provisions applicable to the Class G Preferred Stock;

     (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Class G Preferred Stock pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made;

     (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days; or

     (v) a judgment in excess of $300,000 net of all insurance proceeds received or to be received by the Corporation in connection therewith is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

     8B.    Consequences of Events of Noncompliance.
            ---------------------------------------

     (i)    If an Event of Noncompliance of the type described in Section 8A(i),
(ii) or (v) of this Paragraph E has occurred and continues for a period of 30 days or any other Event of Noncompliance has occurred, then the holder or holders of a majority of the Class G Preferred

Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class G Preferred Stock owned by such holder or holders at a price per Class G Share equal to the Class G Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any). The Corporation shall give prompt written notice of such election to the other holders of Class G Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Class G Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class G Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption. Notwithstanding the foregoing, if the funds of the Corporation legally available for the redemption are insufficient to redeem all Class G Preferred Stock requested to be redeemed, subject to the rights of the Class H Preferred Stock, the holders of Class G Preferred Stock to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such shares of Class G Preferred Stock were redeemed in full. The shares of Class G Preferred Stock to be redeemed and not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Class G Preferred Stock, subject to the rights of the Class H Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

     (ii)  If any Event of Noncompliance of the type described in Section 8A(i),
(ii) or (v) of this Paragraph E has occurred and has continued for 30 days or any other Event of Noncompliance has occurred, the holders of Class G Preferred Stock shall have the special right, voting together with the holders of the Class H Preferred Stock as a single class (with each Class G Share and each Class H Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect a majority of the Corporation's Board of Directors. The special right of the holders of Class G Preferred Stock and Class H Preferred Stock to elect a majority of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

     At any time when such special right has vested in the holders of Class G Preferred Stock and Class H Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of at least 15% of the Class G Preferred Stock or the Class H Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Class G Preferred Stock and Class H Preferred Stock for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 15% of the Class G Preferred Stock and Class H Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 15% of the Class G Preferred Stock and Class H Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 15% of the Class G Preferred Stock and Class H Preferred Stock then outstanding. Any holder of Class G Preferred Stock or Class H Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection.

     At any meeting or at any adjournment thereof at which the holders of Class G Preferred Stock and Class H Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Class G Preferred Stock and Class H Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Class G Preferred Stock and Class H Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

     Any directors so elected by the holders of Class G Preferred Stock and Class H Preferred Stock shall continue to serve as directors until the expiration of a period of three months following the date on which there is no longer any Event of Noncompliance.

     (iii) If any Event of Noncompliance exists, each holder of Class G Preferred Stock and Class H Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     Section 9.  Registration of Transfer.
     ---------   ------------------------

     The Corporation shall keep at its principal office a register for the registration of Class G Preferred Stock. Upon the surrender of any certificate representing Class G Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class G Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class G Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class G Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class G Preferred Stock represented by the surrendered certificate.

     Section 10.  Replacement.
     ----------   -----------

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class G Shares of Class G Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class G Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class G Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 11.  Definitions.
     ----------   -----------

     The following definitions shall apply to this Paragraph E only:

     "Adra Business" means the Corporation's computer-aided design and
      -------------
manufacturing software and related services business which had: (i) the assets (other than any cash or cash equivalents) and liabilities as set forth on the August 31, 1997 balance sheet as attached to the Purchase Agreement, as the same may change in the ordinary course of business of such business consistent with the Corporation's past custom and practice (after giving effect to such changes, the "Adra Business Balance Sheet"); (ii) all contingent liabilities such as product warranty, employment and environmental liabilities relating to the business reflected on such balance sheet; and (iii) all employees working primarily in the business reflected thereon.

     "Change in Ownership" has the meaning set forth in Section 3I(i) hereof.
      -------------------

     "Class G Conversion Price" has the meaning set forth in Section 5B hereof.
      ------------------------

     "Class G Initial Conversion Price" of the Class G Preferred Stock shall be
      --------------------------------
equal to $5.80 per share.

     "Class G Liquidation Value" of any Class G Share as of any particular date
      -------------------------
shall be equal to $5.80.

     "Common Stock" means, collectively, the Corporation's Common Stock and any
      ------------
capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Common Stock Deemed Outstanding" means, at any given time, the number of
      -------------------------------
shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Class G Preferred Stock.

     "Conversion Stock" means shares of the Corporation's Common Stock, par
      ----------------
value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Class G Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Class G Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or
      ----------------------
indirectly convertible into or exchangeable for Common Stock.

     "Fundamental Change" has the meaning set forth in Section 3I(ii) hereof.
      ------------------

     "Junior Preferred" means the Corporation's Class A Preferred Stock, Class B
      ----------------
Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock and Class F Preferred Stock.

     "Junior Securities" means any capital stock (including Junior Preferred) or
      -----------------
other equity securities of the Corporation other than the Class G Preferred
Stock.

     "Indebtedness" means all indebtedness for borrowed money (including
      ------------
purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Market Price" shall be the fair value thereof as determined by the Corporation's Board of Directors in good faith.

     "Net Cash Proceeds" means the net cash proceeds paid to the Corporation at
      -----------------
a closing of the sale of the Adra Business, it being expressly understood that Net Cash Proceeds shall include only: (i) cash; (ii) any securities that are converted into cash within 90 days after such closing, net of all expenses related to the conversion of such securities including, but not limited to taxes, commissions and other such transaction costs; and (iii) the amount of any Indebtedness of the Corporation assumed by the purchasers of the Adra Business to the extent not set forth on the face of the Adra Business Balance Sheet. It is expressly understood that Net Cash Proceeds shall not include: (i) any non-cash consideration other than promissory notes (except as set forth in (ii) above) issued to the Corporation in the case of a sale of the Adra Business to management of the Adra Business (or to an entity controlled by such management) so long as such notes do not represent more than 25% of the total consideration paid; (ii) any bonuses, other compensation, fees and out-of-pocket expenses incurred by the Corporation in connection with any sale of the Adra Business;
(iii) any cost or expense of disposition of assets or liabilities of the Adra Business that are not sold; (iv) any contingent purchase price, any purchase price held back by the purchaser of the Adra Business or placed in escrow or (v) any Public Offering Adjustment Amount. It is expressly understood that immediately preceding the consummation of a Public Offering by the Company, the calculation of Net Cash Proceeds shall be reduced by the following amount (the "Public Offering Adjustment Amount"): any portion of the purchase price for the Adra Business (i) which has been repaid as a result of any indemnification claims; (ii) which is subject to any pending indemnification claims; or (iii) which is subject to future indemnification claims (other than such portion that is subject to pending or future indemnification claims which, in the reasonable judgment of the representative of the Class G Preferred Stock serving on the Corporation's Board of Directors, is not likely to have to be used to make an indemnification payment to any purchaser of the Adra Business or to any other person who could make a claim for indemnification). Notwithstanding the foregoing, the Public Offering Adjustment Amount shall be increased by any amounts which were held back, placed in escrow or otherwise contingent as described in clause (iv) above and subsequently released to the Corporation prior to the calculation of the Public Offering Adjustment Amount.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     "Person" means an individual, a partnership, a Corporation, a limited
      ------
liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Purchase Agreement" means the Purchase Agreement, dated as of October 1,
      ------------------
1997 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     "Redemption Date" as to any Class G Share means the date specified in the
      ---------------
notice of any redemption or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Class G Liquidation Value of such Class G Share (plus all accrued and unpaid dividends thereon, if any, and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "Subsidiary" means any Corporation of which the shares of outstanding
      ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     Section 12.  Amendment and Waiver.
     ------------ --------------------

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 13 of this Paragraph E hereof without the prior written consent of the holders of at least a majority of the Class G Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class G Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Class G Preferred Stock or the times at which redemption of Class G Preferred Stock is to occur, without the prior written consent of the holders of at least 60% of the Class G Preferred Stock then outstanding, (b) the Class G Conversion Price of the Class G Preferred Stock or the number of shares or class of stock into which the Class G Preferred Stock is convertible, without the prior written consent of the holder of at least 60% of the Class G Preferred Stock then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 60% of the Class G Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Class G Preferred Stock then outstanding.

     Section 13.  Notices.
     -----------  -------

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     F.   Class H Convertible Preferred Stock
          -----------------------------------

          Section 1.  Liquidation.
          ---------   -----------

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class H Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Class H Liquidation Value of all shares of Class H Preferred Stock (each, a "Class H Share") held by
                                                         -------------
such holder (plus all accrued and unpaid dividends thereon, if any), and the holders of Class H Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class H Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 1, then
                                                               ---------
the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Class H Preferred Stock based upon the aggregate Class H Liquidation Value (plus all accrued and unpaid dividends, if any) of the Class H Preferred Stock held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class H Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class H Share and each share of Junior Securities in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 1.
                                           ---------

     Section 2.  Priority of Class H Preferred Stock on Redemptions.
     ----------  --------------------------------------------------

     So long as any Class H Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class H Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, if at the time of or immediately after any such redemption, purchase or acquisition the Corporation has failed to make any redemption of the Class H Preferred Stock required hereunder.

     Section 3.  Redemptions.
     ----------  -----------

     3A. Optional Redemption. On October 1, 2002 ("Optional Redemption Date")
         -------------------                       ------------------------
and with the affirmative vote of the holders of a majority of the Class H Preferred Stock, the Corporation shall redeem 50% of the then outstanding Class H Preferred Stock at a price per share equal to the Class H Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any) pro rata among the holders thereof based upon the aggregate Class H Liquidation Value (plus all accrued and unpaid dividends thereon, if any) of the Class H Preferred Stock held by each such holder.

     3B.  Scheduled Redemption. On October 1, 2003 ("Scheduled Redemption Date")
          --------------------                       -------------------------
and with the affirmative vote of the holders of a majority of the Class H Preferred Stock, the Corporation shall redeem 100% of the then outstanding Class H Preferred Stock at a price per share equal to the Class H Liquidation Value thereof (plus accrued and unpaid dividends thereon, if any) pro rata among the holders thereof based upon the aggregate Class H Liquidation Value (plus all accrued and unpaid dividends thereon, if any) of the Class H Preferred Stock held by each such holder.

     3C.  Redemption Payments.  For each Class H Share which is to be redeemed
          -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class H Share) an amount in immediately available funds equal to the Class H Liquidation Value of such Class H Share (plus all accrued and unpaid dividends thereon, if any). If the funds of the Corporation legally available for redemption of Class H Shares on any Redemption Date are insufficient to redeem the total number of Class H Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class H Shares pro rata among the holders of the Class H Shares to be redeemed based upon the aggregate Class H Liquidation Value of such Class H Shares held by each such holder (plus all accrued and unpaid dividends thereon, if any). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class H Shares, such funds shall be used at the end of the next succeeding fiscal quarter to redeem the balance of the Class H Shares or such portion thereof for which funds are then legally available which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     3D.  Notice of Redemption. Except as otherwise provided herein, the
          --------------------
Corporation shall mail written notice of each redemption of any Class H Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Class H Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Class H Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class H Shares shall be issued to the holder thereof without cost to such holder upon the later of five business days after (i) the Redemption Date or (ii) the surrender by the holder of the certificate representing the redeemed Class H Shares.

     3E.  Determination of the Number of Each Holder's Class H Shares to be
          -----------------------------------------------------------------
Redeemed. The number of Class H Shares of Class H Preferred Stock to be redeemed
--------
from each holder thereof in redemptions hereunder shall be the number of Class H Shares determined by multiplying the total number of Class H Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class H Shares then held by such holder and the denominator of which shall be the total number of Class H Shares then outstanding.

     3F.  Rights After Redemption Date. No Class H Share shall be entitled to
          ----------------------------
any dividends accruing after the Redemption Date on which the Class H Liquidation Value of such Class H Share (plus all accrued and unpaid dividends thereon, if any) is obligated to be paid to the holder of such Class H Share by the Corporation. On such date, all rights of the holder of such Class H Share shall cease, and such Class H Share shall no longer be deemed to be issued and outstanding.

     3G.  Redeemed or Otherwise Acquired Class H Shares. Any Class H Shares
          ---------------------------------------------
which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     3H.  Other Redemptions or Acquisitions. The Corporation shall not, nor
          ---------------------------------
shall it permit any Subsidiary to, redeem or otherwise acquire any Class H Shares of Class H Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Class H Preferred Stock on the basis of the number of Class H Shares owned by each such holder.

     3I.  Special Redemptions.
          -------------------

     (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class H Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class H Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class H Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Class H Preferred Stock owned by such holder or holders at a price per Share equal to the Class H Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and
(b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such
 ---------------
election to all other holders of Class H Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class H Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class H Shares specified therein on the later of
(a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s); provided, however, that if any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class H Preferred

Stock may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

     If the funds of the Corporation legally available for redemption of Class H Shares are insufficient to redeem the total number of Class H Shares to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of Class H Shares pro rata among the holders of the Class H Shares to be redeemed based upon the aggregate Class H Liquidation Value of such Class H Shares held by each such holder (plus all accrued and unpaid dividends thereon, if any). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class H Shares, such funds shall be used at the end of the next succeeding fiscal quarter to redeem the balance of the Class H Shares or such portion thereof for which funds are then legally available which the Corporation has become obligated to redeem but which it has not redeemed.

     The term "Change in Ownership" means any sale, transfer or issuance or
               -------------------
series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities
                                         -----
Exchange Act of 1934), other than Persons who own individually, on a fully diluted basis, at least 10% of the Common Stock as of the date immediately prior to or as of the date of the Purchase Agreement, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class H Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class H Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class H Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Class H Preferred Stock owned by such holder or holders at a price per Class H Share equal to the Class H Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class H Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class H Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Class H Shares specified therein upon the consummation of such Fundamental Change; provided, however, that if any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of

Class H Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     If the funds of the Corporation legally available for redemption of Class H Shares are insufficient to redeem the total number of Class H Shares to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of Class H Shares pro rata among the holders of the Class H Shares to be redeemed based upon the aggregate Class H Liquidation Value of such Class H Shares held by each such holder (plus all accrued and unpaid dividends thereon, if any). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class H Shares, such funds shall be used at the end of the next succeeding fiscal quarter to redeem the balance of the Class H Shares or such portion thereof for which funds are then legally available which the Corporation has become obligated to redeem but which it has not redeemed.

     The term "Fundamental Change" means (a) any sale or transfer of more than
               ------------------
50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class H Preferred Stock are not changed and the Class H Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     (iii)  Redemptions made pursuant to this Section 3I shall not relieve the
                                              ----------
Corporation of its obligation to redeem Class H Preferred Stock on the Optional and Scheduled Redemption Dates pursuant to Sections 3A and 3B of this Paragraph
                                           -----------     --
F above.

     Section 4. Voting Rights. The holders of the Class H Preferred Stock shall
     ---------  -------------
be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, the Preferred Stock and the Class G Preferred Stock voting together as a single class with each Class H Share of Class H Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Class H Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     Section 5.  Conversion.
     ----------  ----------

     5A.    Conversion Procedure.
            --------------------

     (i) At any time and from time to time, any holder of Class H Preferred Stock may convert all or any portion of the Class H Preferred Stock (including any fraction of a Class H Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Class H Shares to be converted by $8.00 and dividing the result by the Class H Conversion Price then in effect.

     (ii) Except as otherwise provided herein, each conversion of Class H Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class H Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Class H Shares converted as a holder of Class H Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (iii) The conversion rights of any Class H Share subject to redemption hereunder shall terminate on the Redemption Date for such Class H Share unless the Corporation has failed to pay to the holder thereof the Class H Liquidation Value of such Class H Share (plus all accrued and unpaid dividends thereon, if any); provided, however, upon such payment by the Corporation at any time thereafter the conversion rights of any share redeemed shall terminate.

     (iv) Notwithstanding any other provision hereof, if a conversion of Class H Preferred Stock is to be made in connection with a public offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Class H Shares of Class H Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

     (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subsection (a) below), the Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (b) payment in an amount equal to all accrued dividends, if any, with respect to each Class H Share converted which have not been paid prior thereto, plus the amount payable under subsection (ix) below with respect to such conversion; and

                    (c) a certificate representing any Class H Shares of Class H Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Class H Preferred Stock shall be made without charge to the holders of such Class H Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Class H Share of Class H Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (vii) The Corporation shall not close its books against the transfer of Class H Preferred Stock or of Conversion Stock issued or issuable upon conversion of Class H Preferred Stock in any manner which interferes with the timely conversion of Class H Preferred Stock, except as may otherwise be required to comply with applicable securities laws. The Corporation shall assist and cooperate with any holder of Class H Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class H Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class H Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class H Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class H Preferred Stock.

          (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of the Class H Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          (x) If the shares of Conversion Stock issuable by reason of conversion of Class H Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the

Class H Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

          5B.    Class H Conversion Price.
                 ------------------------

          (i) The Initial Class H Conversion Price shall be $8.00 (such price as last adjusted pursuant to the terms hereof, the "Class H Conversion Price").
                                                    ------------------------
In order to prevent dilution of the conversion rights granted under this Section
                                                                         -------
5, the Class H Conversion Price shall be subject to adjustment from time to time
-
pursuant to this Section 5B.
                 ----------

          (ii) If and whenever on or after the original date of issuance of the Class H Preferred Stock the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock
     ----------
for a consideration per share less than the Class H Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale (x) the Class H Conversion Price shall be reduced to the Class H Conversion Price determined by dividing (a) the sum of
(1) the product derived by multiplying the Class H Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by
(b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale and (y) the number of shares of Common Stock to be received upon conversion shall be increased accordingly.

          (iii) Notwithstanding the foregoing, there shall be no adjustment in the Class H Conversion Price as a result of any issue or sale (or deemed issue or sale) of (i) any shares of Common Stock upon the conversion of any shares of Junior Preferred; (ii) up to an aggregate of 4,000,000 shares of Common Stock to employees of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Class H Preferred Stock); and (iii) any shares of Common Stock upon the exercise of any warrants outstanding as of the date of the Purchase Agreement.

          5C.    Effect on Class H Conversion Price of Certain Events. For
                 ----------------------------------------------------
purposes of determining the adjusted Class H Conversion Price under Section 5B,
                                                                    ----------
the following shall be applicable:

          (i)    Issuance of Rights or Options. If the Corporation in any manner
                 -----------------------------
grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Class H Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Class H Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities. If the Corporation in any
                 ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Class H Conversion Price in effect immediately prior to the time of such issue or sale then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Class H Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Class H Conversion Price had been or are to be made pursuant to other provisions of this Section 5,
                                                                      ---------
no further adjustment of the Class H Conversion Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Conversion Rate. If the purchase
                 -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Class H Conversion Price in effect at the time of such change shall be immediately adjusted to the Class H Conversion Price which would have been in effect at such time had such Options or

Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Class H Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Class H Preferred Stock. For purposes of Section 5C, if the terms of any Option or Convertible Security which
            ----------
was outstanding as of the date of issuance of the Class H Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

          (iv)    Treatment of Expired Options and Unexercised Convertible
                  --------------------------------------------------------
Securities. Upon the expiration of any Option or the termination of any right to
----------
convert or exchange any Convertible Security without the exercise of any such Option or right, the Class H Conversion Price then in effect hereunder shall be adjusted immediately to the Class H Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Class H Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Class H Preferred Stock. For purposes of Section 5C, the expiration or termination of any Option or
            ----------
Convertible Security which was outstanding as of the date of issuance of the Class H Preferred Stock shall not cause the Class H Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Class H Preferred Stock.

          (v)    Calculation of Consideration Received. If any Common Stock,
                 -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Corporation's Board of Directors in good faith, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Class H Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Class H Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne jointly by the Corporation and the holders of the outstanding Class H Preferred Stock.

          (vi)   Integrated Transactions. In case any Option is issued in
                 -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (vii)  Treasury Shares. The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Corporation takes a record of the holders
                 -----------
of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ix)   Stock Dividends. In case the Corporation shall declare a
                 ---------------
dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or in Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          5D.    Subdivision or Combination of Common Stock. If the Corporation
                 ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a greater number of shares, the Class H Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) outstanding shares of Common Stock into a smaller number of shares, the Class H Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          5E.    Reorganization, Reclassification, Consolidation, Merger or
                 ----------------------------------------------------------
Sale. Any recapitalization, reorganization, reclassification, consolidation,
----
merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the
                                           --------------
consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class H Preferred Stock then outstanding) to insure that each of the holders of Class H Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class H Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class H Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Class H Preferred Stock then outstanding) to insure that the provisions of this Section 5 and
                                                              ---------
Sections 6 and 7 of this Paragraph F hereof shall thereafter be applicable to
----------     -
the Class H Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Class H Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class H Preferred Stock, if the value so reflected is less than the Class H Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event of the issuance of stock in connection with an acquisition, the Board of Directors shall, in good faith, determine the price per share of the shares issued. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Class H Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          5F.  Certain Events. If any event occurs of the type contemplated by
               --------------
the provisions of this Section 5 but not expressly provided for by such
                       ---------
provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Class H Conversion Price so as to protect the rights of the holders of Class H Preferred Stock; provided that no such adjustment shall increase the Class H Conversion Price as otherwise determined pursuant to this Section 5 or decrease
                                                          ---------
the number of shares of Conversion Stock issuable upon conversion of each Class H Share of Class H Preferred Stock.

          5G.  Notices.
               -------

          (i) Immediately upon any adjustment of the Class H Conversion Price, the Corporation shall give written notice thereof to all holders of Class H Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of Class H Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Class H Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

          5H.    Mandatory Conversion. If at any time the Corporation shall
                 --------------------
effect a firm commitment underwritten public offering of shares of Common Stock (a "Public Offering") in which the price paid for each such share by the public
    ---------------
shall be at least equal to 3.0 multiplied by the Initial Class H Conversion Price (as appropriately adjusted to reflect any event described in Section 5D
                                                                   ----------
that may have occurred), then effective upon the closing of the sale of such shares by the Corporation pursuant to such Public Offering, all outstanding Class H Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 5H. Holders of shares of Class H Preferred
                            ----------
Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with all accrued dividends, if any, with respect to each Share converted which have not been paid prior thereto, and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 5A(ix). Until such time as a holder of shares of Class H
            --------------
Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          Section 6.  Dividends.
          ----------  ---------

          6A.    Dividend Rights. So long as shares of Class H Preferred Stock
                 ---------------
shall be outstanding, no dividends or distributions, whether in partial liquidation, as capital distributions or otherwise, shall be paid to the holders of shares of Common Stock, except out of the net earnings of the Corporation and except to the extent reflected in its earned surplus as reflected on its books for financial accounting purposes.

          6B.    The holders of shares of Class H Preferred Stock shall
participate equally, share for share, in all dividends and distributions (except as provided in Section 1) if and when declared by the Board of Directors, except
               ---------
that the holder of each share of Class H Preferred Stock shall be entitled to receive dividends and distributions in the amount payable in respect of the number of shares of Common Stock into which such Class H Preferred Stock is then convertible. Notwithstanding the foregoing, no dividends payable in shares of Common Stock shall be paid to holders of Class H Preferred Stock.

          6C.    Liquidating Dividends. If the Corporation declares or pays a
                 ---------------------
dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to
                    --------------------
the holders of Class H Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Class H Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          6D.    No Cumulative Dividends. Unless and until declared by the Board
                 -----------------------
of Directors of the Corporation, the Class H Preferred Stock shall not be entitled to any cumulative or accruing dividends of any nature.

          Section 7.  Purchase Rights.
          ----------  ---------------

          If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase
                                                                    --------
Rights"), then each holder of Class H Preferred Stock shall be entitled to
------
acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Class H Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 8.  Events of Noncompliance.
          ---------   -----------------------

          8A.    Definition.  An Event of Noncompliance shall have occurred if:
                 ----------

          (i) the Corporation fails to make any redemption payment with respect to the Class H Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement or with charter provisions applicable to the Class H Preferred Stock;

          (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Class H Preferred Stock pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made;

          (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either
(a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days; or

          (v) a judgment in excess of $300,000 net of all insurance proceeds received or to be received by the Corporation in connection therewith is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

          8B.    Consequences of Events of Noncompliance.
                 ---------------------------------------

          (i) If an Event of Noncompliance of the type described in subsection 8A(i), (ii) or (v) has occurred and continues for a period of 30 days or any other Event of Noncompliance has occurred, then the holder or holders of a majority of the Class H Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class H Preferred Stock owned by such holder or holders at a price per Class H Share equal to the Class H Liquidation Value thereof (plus all accrued and unpaid dividends thereon, if any). The Corporation shall give prompt written notice of such election to the other holders of Class H Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Class H Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class H Preferred Stock as to which rights under this Section have been exercised within 15 days after receipt of the initial demand for redemption. Notwithstanding the foregoing, if the funds of the Corporation legally available for the redemption are insufficient to redeem all Class H Preferred Stock requested to be redeemed, the holders of Class H Preferred Stock to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such shares of Class H Preferred Stock were redeemed in full. The shares of Class H Preferred Stock to be redeemed and not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Class H Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          (ii) If any Event of Noncompliance of the type described in subsection 8A(i), (ii) or (v) has occurred and has continued for 30 days or any other Event of Noncompliance has occurred, the holders of Class H Preferred Stock shall have the special right, voting together with the holders of the Class G Preferred Stock as a single class (with each Class H Share and each Class G Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect a majority of the Corporation's Board of Directors. The special right of the holders of Class H Preferred Stock and Class G Preferred Stock to elect a majority of the Board of Directors may be exercised at the special meeting called pursuant to this subsection (ii), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

          At any time when such special right has vested in the holders of Class H Preferred Stock and Class G Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of at least 15% of the Class H Preferred Stock or the Class G Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Class H Preferred Stock and the Class G Preferred Stock for the purpose of electing directors pursuant to this subsection. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 15% of the Class H Preferred Stock and the Class G Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 15% of the Class H Preferred Stock and the Class G Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 15% of the Class H Preferred Stock and the Class G Preferred Stock then outstanding. Any holder of Class H Preferred Stock and the Class G Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subsection.

          At any meeting or at any adjournment thereof at which the holders of Class H Preferred Stock and the Class G Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Class H Preferred Stock and the Class G Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Class H Preferred Stock and the Class G Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

          Any directors so elected by the holders of Class H Preferred Stock and the Class G Preferred Stock shall continue to serve as directors until the expiration of a period of three months following the date on which there is no longer any Event of Noncompliance.

          (iii) If any Event of Noncompliance exists, each holder of Class H Preferred Stock and the Class G Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 9.  Registration of Transfer.
          ----------  ------------------------

          The Corporation shall keep at its principal office a register for the registration of Class H Preferred Stock. Upon the surrender of any certificate representing Class H Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class H Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class H Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class H Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class H Preferred Stock represented by the surrendered certificate.

          Section 10.  Replacement.
          -----------  -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class H Shares of Class H Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class H Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class H Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 11.  Definitions.
          -----------  -----------

          The following definitions shall apply to this Paragraph F only:

          "Change in Ownership" has the meaning set forth in Section 3I(i)
           -------------------                               -------------
hereof.

          "Class H Conversion Price" has the meaning set forth in Section 5B
           ------------------------                               ----------
hereof.


          "Class H Liquidation Value" of any Class H Share as of any particular
           -------------------------
date shall be equal to $8.00.

          "Common Stock" means, collectively, the Corporation's Common Stock and
           ------------
any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5C(i) and
                                                            --------------
5C(ii) hereof whether or not the Options or Convertible Securities are actually
------
exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Class H Preferred Stock.

          "Conversion Stock" means shares of the Corporation's Common Stock, par
           ----------------
value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Class H Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share
                                          ----------------
of the security issuable upon conversion of the Class H Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable for Common Stock.

          "Fundamental Change" has the meaning set forth in Section 3I (ii)
           ------------------                               ----------
hereof.

          "Junior Preferred" means the Corporation's Class A Preferred Stock,
           ----------------
Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock, Class F Preferred Stock and Class G Preferred Stock.

          "Junior Securities" means any capital stock (including Junior
           -----------------
Preferred) or other equity securities of the Corporation other than the Class H Preferred Stock.

          "Indebtedness" means all indebtedness for borrowed money (including
           ------------
purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

          "Initial Class H Conversion Price" of the Class H Preferred Stock
           --------------------------------
shall be equal to $8.00 per share.

          "Market Price" of any security means the average of the closing prices
           ------------
of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Market Price" shall be
                                                   ------------
the fair value thereof as determined by the Corporation's Board of Directors in good faith.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Purchase Agreement" means the Purchase Agreement, dated as of June
           ------------------
17, 1999 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Class H Share means the date specified in
           ---------------
the notice of any redemption or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Class H Liquidation Value of such Class H Share (plus all accrued and unpaid dividends thereon, if any, and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means any corporation of which the shares of outstanding
           ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          Section 12.  Amendment and Waiver.
          -----------  --------------------

          No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 13 of this Paragraph F hereof without the prior written consent of the holders of at least a majority of the Class H Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class H Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Class H Preferred Stock or the times at which redemption of Class H Preferred Stock is to occur, without the prior written consent of the holders of at least 60% of the Class H Preferred Stock then outstanding, (b) the Class H Conversion Price of the Class H Preferred Stock or the number of shares or class of stock into which the Class H Preferred Stock is convertible, without the prior written consent of the holders of at least 60% of the Class H Preferred Stock then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 60% of the Class H Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Class H Preferred Stock then outstanding.

          Section 13.  Notices.
          -----------  -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     FIFTH.    The Corporation is to have perpetual existence.
     SIXTH.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation .

          B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

          C. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case maybe, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH.   The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

     NINTH.    The Corporation reserves the right to amend or repeal any
provisions contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Amended and Restated Certificate of Incorporation are true under the penalties of perjury this 19 day of July, 1999.
                                             /s/ Mark F. O'Connell
                                             -----------------------------
                                             Mark F. O'Connell
                                             President and
                                             Chief Executive Officer



Attest:

/s/ Gordon H. Hayes, Jr.
-----------------------------
Assistant Secretary